UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2014 (February 19, 2014)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)
____________
Delaware    001-32331    42-1638663
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
incorporation)    Identification No.)
One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
____________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Settlement of Upper Big Branch Purported Securities Class Action
On February 19, 2014, the United States District Court for the Southern District of West Virginia (the “Court”) entered an order preliminarily approving a proposed settlement of the purported securities class action brought by Massey Energy Company (“Massey”) stockholders in the wake of the 2010 explosion at Massey’s Upper Big Branch mine. As previously disclosed, in October and December 2013, the parties participated in mediation. In December 2013, the parties reached agreement on all material terms of settlement, including a cash payment of $265.0 million.
On February 5, 2014, the parties reached agreement on definitive settlement documentation, subject to court approval, and the lead plaintiffs moved the court for preliminary approval of the settlement.
On February 19, 2014, the Court entered an order preliminarily approving the settlement, subject to a final determination following a settlement hearing scheduled to be held on June 4, 2014. Pending final determination, the plaintiffs may not further prosecute the action. If the Court approves the settlement, it would result in the dismissal of the action. Whether the Court will approve the settlement remains uncertain.
Under the terms of the stipulation and agreement of settlement (the “Settlement Agreement”) by and among Alpha Natural Resources, Inc. (the “Company”), Alpha Appalachia Holdings, Inc. (formerly known as Massey Energy Company), various Massey officers and directors named as defendants, and the lead plaintiff, the Commonwealth of Massachusetts Pension Reserves Investment Trust, and the named plaintiff, David Wagner, on behalf of themselves and the plaintiff class, the Company has agreed to make a cash payment of $265.0 million in settlement of all claims. The Company is required to fund $30.0 million of that amount into an escrow account no later than five business days after the date of the preliminary approval order. The Company is required to fund the remaining $235.0 million into an escrow account no later than one business day prior to the date of the final settlement hearing. The Settlement Agreement contains no admission of wrongdoing by any of the defendants. The Company expects insurance recoveries of approximately $70.0 million to help cover the cost of the settlement.
The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.
On February 24, 2014, management of the Company will participate in the 2014 BMO 23rd Global Metals and Mining Conference. A copy of the written presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Exhibits.
(d) Exhibits

Exhibit 10.1*
Stipulation and Agreement of Settlement, dated as of February 5, 2014 by and among Alpha Natural Resources, Inc., Alpha Appalachia Holdings, Inc. (fka Massey Energy Company) and the various Massey Energy Company officers and directors named as defendants, and the plaintiffs in the matter In re Massey Energy Co. Securities Litigation, Case No. 5:10-cv-00689-ICB (S.D. W. Va.)

Exhibit 99.1*	Alpha Natural Resources, Inc. Investor Presentation
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

February 24, 2014	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1*
Stipulation and Agreement of Settlement, dated as of February 5, 2014 by and among Alpha Natural Resources, Inc., Alpha Appalachia Holdings, Inc. (fka Massey Energy Company) and the various Massey Energy Company officers and directors named as defendants, and the plaintiffs in the matter In re Massey Energy Co. Securities Litigation, Case No. 5:10-cv-00689-ICB (S.D. W. Va.)

Exhibit 99.1*	Alpha Natural Resources, Inc. Investor Presentation
*Filed herewith.